Exhibit 10.2
Black Hills Corporation
2015 Omnibus Incentive Plan
Option Award Agreement
(Effective for awards granted on or after April 28, 2015)

Participant:	_____________________

Date of Grant:	_____________________

Number of Shares Covered by this Option:	_____________________

Number of above Shares intended to be Incentive Stock Options ("ISOs") within the meaning of Internal Revenue Code §422:	_____________________

Number of above shares intended to be Nonqualified Stock Options ("NQSOs"):	_____________________

Option Price for each Share:	_____________________

Date of Expiration:	_____________________

This document constitutes part of the prospectus covering securities that have been registered under the Securities Act of 1933.

THIS AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of stock options by Black Hills Corporation, a South Dakota corporation (the "Company") to the Participant named above, pursuant to the provisions of the Black Hills Corporation 2015 Omnibus Incentive Plan ("Plan").

This Agreement and the Plan together govern your rights to the award and set forth all of the conditions and limitations affecting such rights. All capitalized terms used herein shall have the meanings ascribed to them in the Plan unless specifically set forth otherwise herein. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms of this Agreement. By signing below, you agree to be bound by all the provisions of the Plan and this Agreement.

1.    Grant of Stock Options. The Company hereby grants to the Participant an Option to purchase the number of Shares set forth above, at the stated Option Price, which is 100 percent (100%) of the Fair Market Value of a Share on the Date of Grant, in the manner and subject to the terms and conditions of the Plan and this Agreement.

2.    Exercise of Stock Option. Except as hereinafter provided, the Participant may exercise this Option at any time after the end of one year following the Date of Grant as to those Shares which have become vested according to the vesting schedule set forth below, provided that no exercise may occur subsequent to the close of business on the Date of Expiration (as defined on page 1 of this Agreement).

VESTING SCHEDULE

Date	Shares for Which Option Becomes Exercisable	Cumulative Number of Shares Available for Purchase
______	___	____
______	___	____
______	___	____

This Option may be exercised in whole or in part, but not for less than 100 Shares at any one time, unless fewer than 100 Shares then remain subject to the Option, and the Option is then being exercised as to all such remaining Shares.

3.    Termination of Employment:

(a)
By death or Disability: In the event the Participant’s employment is terminated by reason of death or disability, all Shares under this Option shall become immediately vested (100%) and the Shares may be purchased under the terms of this Agreement until the earlier of: (i) the expiration date of this Option; or (ii) the first anniversary of the date of death or Disability.

(b)
By Retirement: In the event of termination of employment by reason of retirement, all unvested Shares under this Option shall be forfeited and vested Shares may be purchased under the terms of this Agreement until the earlier of: (i) the expiration date of this Option; or (ii) the third anniversary date of Retirement.

(c)
For other reasons: Shares which are vested as of the date of termination of employment of the Participant for any reason other than those reasons set forth in 3(a) or 3(b) above may be purchased under the terms of this Agreement until the earlier of: (i) the expiration date of this Option; or (ii) 90 days following the date of termination of employment. Shares which are not vested as of the date of termination shall immediately terminate, and shall be forfeited to the Company.

4.    Change in Control. In the event of a Change in Control, all Shares under this Option shall become immediately vested (100%) and shall remain exercisable for their entire term.

"Change in Control" of the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) upon the occurrence of any of the following events:

(a)
The acquisition in a transaction or series of transactions by any Person of Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the then outstanding shares of common stock of the Company; provided, however, that for purposes of this Agreement, the following acquisitions will not constitute a Change in Control: (A) any acquisition by the Company; (B) any acquisition of common stock of the Company by an underwriter holding securities of the Company in connection with a public offering thereof; and (C) any acquisition by any Person pursuant to a transaction which complies with subsections (c) (i), (ii) and (iii);

(b)
Individuals who, as of December 31, 2014 are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a‑11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(c)
Consummation, following shareholder approval, of a reorganization, merger, or consolidation of the Company, or a sale or other disposition of all or substantially all of the assets of the Company (each a “Business Combination”), unless, in each case, immediately following such Business Combination, all of the following have occurred: (i) all or substantially all of the individuals and entities who were beneficial owners of shares of the common stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding shares of the entity resulting from the Business Combination or any direct or indirect parent corporation thereof (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one (1) or more subsidiaries)(the “Successor Entity”); (ii) no Person (excluding any Successor Entity or any employee benefit plan or related trust, of the Company or such Successor Entity) owns, directly or indirectly, thirty percent (30%) or more of the combined voting power of the then outstanding shares of common stock of the Successor Entity, except to the extent that such ownership existed prior to such Business Combination; and (iii) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Business Combination; or

(d)
Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with subsections (c) (i), (ii), and (iii) above.

(e)
A Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock as a result of the acquisition of common stock by the Company which, by reducing the number of shares of common stock then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock by the Company, and after such stock acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional common stock which increases the percentage of the then outstanding common stock Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(f)
A Change in Control shall not be deemed to occur unless and until all regulatory approvals required in order to effectuate a Change in Control of the Company have been obtained and the transaction constituting the Change in Control has been consummated.

5.    Restrictions on Transfer. This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, this Option shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative. If any assessment, pledge, transfer, or other disposition, voluntary or involuntary, of this Option shall be made, or if any attachment, execution, garnishment, or claim shall be issued against or placed upon the Option, then the Participant’s right to the Option shall immediately cease and terminate and the Participant shall promptly forfeit to the Company all Options awarded under this Agreement.

6.    Recapitalization. In the event there is any change in the Company's Shares through the declaration of stock dividends or through recapitalization resulting in stock splits or through merger, consolidation, exchange of Shares, or otherwise, the number and class of Shares subject to this Option, as well as the Option Price, may be equitably adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

7.    Procedure for Exercise of Option. This Option may be exercised by delivery of written notice to the Company at its executive offices, addressed to the attention of its Secretary. Such notice: (a) shall be signed by the Participant or his or her legal representative; (b) shall specify the number of full Shares then elected to be purchased with respect to the Option; (c) unless a Registration Statement under the Securities Act of 1933 is in effect with respect to the Shares to be purchased, shall contain a representation of the Participant that the Shares are being acquired by him or her for investment and with no present intention of selling or transferring them, and that he or she will not sell or otherwise transfer the Shares except in compliance with all applicable securities laws and requirements of any stock exchange upon which the Shares may then be listed; and (d) shall be accompanied by payment in full of the Option Price of the Shares to be purchased, and the Participant's copy of this Agreement.

The Option Price upon exercise of this Option shall be payable to the Company in full either: (a) in cash or its equivalent (acceptable cash equivalents shall be determined at the sole discretion of the Committee); or (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price and are free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares; or (c), by a combination of (a) and (b).

The Participant may also be permitted to exercise pursuant to a "cashless exercise" procedure as permitted under the Federal Reserve Board's Regulation T, subject to securities law restrictions.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant or his or her legal representative, as the case may be, evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s). The Shares shall be issued in the Participant's name (or, at the discretion of the Participant, jointly in the names of the Participant and the Participant's spouse). The Company shall maintain a record of all information pertaining to the Participant's rights under this Agreement, including the number of Shares for which their Option is exercisable. If the Option shall have been exercised in full, this Agreement shall be returned to the Company and canceled.

8.    Forfeiture and Repayment.

(a)
In the event the Participant’s employment is terminated for reasons other than those described in Sections 3 and 4 herein, all outstanding Shares under this Option shall immediately be forfeited by the Participant.

(b)
Without limiting the generality of Section 8(a), the Company reserves the right to cancel all Shares under this Option awarded hereunder, whether or not vested, and require the Participant to repay all income or gains previously realized in respect of such Shares under this Option, in the event of the occurrence of any of the following events:

(i)	termination of Participant’s employment for Cause;

(ii)
within one year following any termination of Participant’s employment, the Board determines that the Participant engaged in conduct before the Participant’s termination date that would have constituted the basis for a termination of employment for Cause;

(iii)	at any time during the Participant’s employment or the twelve month period immediately following any termination of employment, Participant:

(x)
publicly disparages the Company, any of its affiliates or any of its or their officers, directors or senior executive employees or otherwise makes any public statement that is materially detrimental to the interests or reputation of the Company, any of its affiliates or such individuals; or

(y)	violates in any material respect any policy or any code of ethics or standard of behavior or conduct generally applicable to Participant, including the Code of Conduct; or

(iv)
Participant engages in any fraudulent, illegal or other misconduct involving the Company or any of its affiliates, including but not limited to any breach of fiduciary duty, breach of a duty of loyalty, or interference with contract or business expectancy.

(c)
If the Board determines that the Participant’s conduct, activities or circumstances constitute events described in Section 8(b), in addition to any other remedies the Company has available to it, the Company may in its sole discretion:

(i)	cancel any Shares under this Option awarded hereby, whether or not vested; and/or

(ii)
require the Participant to repay an amount equal to all income or gain realized in respect of all such Shares under this Option. The amount of repayment shall include, without limitation, amounts received in connection with the delivery or sale of Shares under this Option or cash paid in respect of any Shares under this Option.

There shall be no forfeiture or repayment under Section 8(b) following a Change-in-Control.

(d)
The Board, in its discretion, shall determine whether a Participant’s conduct, activities or circumstances constitute events described in Section 8(b) and whether and to what extent the Shares under this Option awarded hereby shall be forfeited by Participant and/or a Participant shall be required to repay an amount pursuant to Section 8(c). The Board shall have the authority to suspend the payment, delivery or settlement of all or any portion of such Participant’s outstanding Shares under this Option pending an investigation of a bona fide dispute regarding Participant’s eligibility to receive a payment under the terms of this Agreement as determined by the Board in good faith.

(e)	For purposes of applying this provision:

(i)	“Cause” means any of the following:

(u)	a Participant’s violation of his or her material duties to the Company or any of its affiliates, which continues after written notice from the Company or any affiliate to cure such violation;

(v)	Participant’s willful failure to follow the lawful written directives of the Board in any material respect;

(w)
Participant’s willful misconduct in connection with the performance of any of his or her duties, including but not limited to falsifying or attempting to falsify documents, books or records of the Company or any of its affiliates, making or delivering a false representation, statement or certification of compliance to the Company, misappropriating or attempting to misappropriate funds or other property of the Company or any of its affiliates, or securing or attempting to secure any personal profit in connection with any transaction entered into on behalf of the Company or any of its affiliates;

(x)
Participant’s breach of any material provisions of this Agreement or any other non-competition, non-interference, non-disclosure, confidentiality or other similar agreement executed by Participant with the Company or any of its affiliates;

(y)
conviction (or plea of nolo contendere) of the Participant of any felony, or a misdemeanor involving false statement, in connection with conduct involving the Company or any of its subsidiaries or affiliates; or

(z)	intentional engagement in any activity which would constitute or cause a breach of duty of loyalty, or any fiduciary duty to the Company or any of its subsidiaries or affiliates.

(ii)
“Code of Conduct” means any code of ethics or code of conduct now or hereafter adopted by the Company or any of its affiliates, including to the extent applicable the Company’s Employee Conduct and Disclosure Policy, as amended or supplemented from time to time, and the Company’s or subsidiary Risk Management Policies and Procedures, as amended, supplemented or replaced from time to time.

(f)
Participant agrees that the provisions of this Section 8 are entered into in consideration of, and as a material inducement to, the agreements by the Company herein as well as an inducement for the Company to enter into this Agreement, and that, but for Participant’s agreement to the provisions of this Section 8, the Company would not have entered into this Agreement.

9.    Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

10.    Rights as a Shareholder. The Participant shall have no rights as a shareholder of the Company with respect to the Shares subject to this Option Agreement including, without limitation, any right to dividends, until such time as the purchase price has been paid, and the Shares have been issued and delivered to him or her.

11.    Continuation of Employment. This Option Agreement shall not confer upon the Participant any right to continuation of employment by the Company, nor shall this Option Agreement interfere in any way with the Company's right to terminate the Participant's employment at any time, for any reason. A transfer of the Participant's employment between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment. Participant further agrees that awards made pursuant to this Agreement are discretionary, and do not constitute a benefit which the Company is obligated to make available to Participant, and therefore, nothing in this Agreement shall be deemed to constitute a contract of employment, or otherwise alter the at-will employment relationship between Participant and the Company.

12.    Limitation. Participant shall not exercise any shares which are intended to be ISOs hereunder if and to the extent that the Participant would thereby be entitled to purchase Shares in any one calendar year, the value of which, determined at the time of the Date of Grant, would exceed $100,000.

13.    Miscellaneous.

(a)
This Option Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the exercise of this Option, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Option Agreement, all of which shall be binding upon the Participant.

(b)
With the approval of the Board, the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect the Participant's rights under this Agreement, without the written consent of the Participant.

(c)
The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including Participant's FICA obligation) required by law to be withheld with respect to any exercise of the Participant's rights under this Agreement.

The Participant may elect, subject to any procedural rules adopted by the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having an aggregate Fair Market Value on the date the tax is to be determined, equal to the amount required to be withheld.

(d)	The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

(e)	This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)
All obligations of the Company under the Plan and this Agreement, with respect to this Option, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(g)	To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of South Dakota.

SIGNATURE PAGE FOLLOWS

The following parties have caused this Agreement to be executed as of the Date of Grant.

BLACK HILLS CORPORATION

By________________________________________

Please acknowledge your agreement to participate in the Plan and this Agreement, and to abide by all of the governing terms and provisions, by signing the following representation:

Agreement to Participate

By signing a copy of this Agreement and returning it to Roxann R. Basham, Vice President Governance and Corporate Secretary of Black Hills Corporation, I acknowledge that I have read the Plan, and that I fully understand all of my rights under the Plan, as well as all of the terms and conditions which may limit my eligibility to exercise this Award. Without limiting the generality of the preceding sentence, I understand that my right to exercise this Award is conditioned upon my continued employment with Black Hills Corporation or its Subsidiaries.

___________________________________________ Participant